UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 8, 2005

ERGO SCIENCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26988	04-3565746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

790 Turnpike St., Suite 202 North Andover, MA 01845
(Address of principal executive office)

(978) 689-0333
(Registrant’s telephone number, including area code)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

          On February 9, 2005, Ergo Science Corporation (the “Registrant”) announced that on February 8, 2005 it had entered into an agreement (“Share Purchase Agreement”) with Highbury House Communications plc, a company registered in England and Wales (“Highbury House”), pursuant to which the Registrant agreed to buy Highbury House’s business publishing division (the “Business”).  Highbury House, a company registered in England and Wales, is listed on the FTSE Index.

          The £12.5 million (approximately $23.5 million) purchase price is subject to a working capital adjustment to be determined following completion and any inter company indebtedness.

          The acquisition is expected to be completed in early April 2005 and is subject to approval by the shareholders of Highbury House, as required by the U.K. listing rules, as well as customary closing conditions.  The Registrant intends to finance the acquisition with cash and cash equivalents.

Item 7.01.     Regulation FD Disclosure

          On February 9, 2005, the Registrant issued a press release announcing the events described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Registrant.

Item 9.01.     Financial Statements and Exhibits

              (c)    Exhibits.

              Exhibit 99.1     --     Press Release, dated February 9, 2005 issued by Ergo Science Corporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ERGO SCIENCE CORPORATION

Dated: February 14, 2005	By:	/s/ LING KWOK

Ling Kwok
Vice President

EXHIBIT INDEX

Exhibit 99.1     --     Press Release, dated February 9, 2005 issued by Ergo Science Corporation